UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007
CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-10606	77-0148231
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

2655 Seely Avenue, Building 5	95134
San Jose, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:     (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     (a) On September 18, 2007, Cadence Design Systems, Inc. (“Cadence”) entered into an Executive Release and Transition Agreement (the “Transition Agreement”) with Moshe Gavrielov as contemplated by that certain letter agreement, dated as of January 12, 2005, by and between Cadence and Mr. Gavrielov (the “Employment Agreement”). The Transition Agreement provides that Mr. Gavrielov’s employment as Executive Vice President and General Manager of the Verification Division at Cadence will terminate as of November 30, 2007, and that Cadence will retain Mr. Gavrielov as a Consultant for Cadence at a monthly salary of $4,000 (commencing on the first payroll date after May 30, 2008) until the “Termination Date”, which is the earliest to occur of (i) the date on which Mr. Gavrielov resigns from all employment with Cadence; (ii) the date on which Cadence terminates Mr. Gavrielov’s employment due to Mr. Gavrielov’s breach of his duties or obligations under the Transition Agreement; and (iii) November 30, 2008. Until the Termination Date, Mr. Gavrielov is required to comply with non-solicitation and non-competition provisions in favor of Cadence.
     In exchange for a release of claims, the Transition Agreement provides for the immediate vesting on November 30, 2007 of all of Mr. Gavrielov’s unvested options and restricted stock awards that would ordinarily have vested in the period from November 30, 2007 through November 30, 2008, and the forfeiture of all Mr. Gavrielov’s other unvested options and restricted stock awards; and, following the Termination Date, all vested options may be exercised in accordance with the applicable stock option agreement. In addition, if Mr. Gavrielov elects to continue coverage under Cadence’s medical, dental and vision insurance plans pursuant to COBRA, Cadence will pay Mr. Gavrielov’s COBRA premiums until the Termination Date. Provided that Mr. Gavrielov does not resign from employment with Cadence and Cadence does not terminate Mr. Gavrielov’s employment due to Mr. Gavrielov’s breach of his duties or obligations under the Transition Agreement, on or about May 30, 2008, Mr. Gavrielov will receive a lump-sum payment of $400,000, less applicable tax deductions and withholdings, and a prorated bonus for the second half of 2007 if a bonus is paid to Cadence executives. In addition, provided that Mr. Gavrielov does not resign from employment with Cadence and Cadence does not terminate Mr. Gavrielov’s employment due to Mr. Gavrielov’s breach of his duties or obligations under the Transition Agreement, Mr. Gavrielov will receive a lump-sum payment of $400,000, less applicable tax deductions and withholdings, on the Termination Date. A copy of the Transition Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference.
Item 1.02. Termination of a Material Definitive Agreement
     The Employment Agreement (as defined in Item 1.01 above) was terminated on September 18, 2007, upon the parties’ entering into the Transition Agreement described in Item 1.01 above. The Transition Agreement was entered into in connection with Mr. Gavrielov’s resignation as Executive Vice President and General Manager, Verification Division of Cadence.
     A copy of the Employment Agreement is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On September 13, 2007, Moshe Gavrielov notified Cadence of his decision to resign as an officer of Cadence Design Systems, Inc. and all its subsidiaries and affiliates, effective November 30, 2007.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description

10.1	Executive Release and Transition Agreement between Cadence Design Systems, Inc. and Moshe Gavrielov, effective September 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 19, 2007

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ R.L. Smith McKeithen
R.L. Smith McKeithen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Release and Transition Agreement between Cadence Design Systems, Inc. and Moshe Gavrielov, effective September 18, 2007.